UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): August 25, 2006
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12790 El Camino Real, San Diego, CA (Address of principal executive offices)		92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT 99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 25, 2006, Neurocrine Biosciences, Inc. (the “Company”) issued a press release announcing that it had filed with the Securities and Exchange Commission (the “Commission”) a Tender Offer Statement under Section 13(e) of the Securities Exchange Act of 1934 on Schedule TO relating to an offer (the “Offer to Exchange and Amend”) to eligible employees and active consultants to (i) exchange outstanding stock options granted under the Company’s 2003 Incentive Stock Plan, as amended, that have an exercise price of $20 or higher per share for new options that will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq National Market on the replacement grant date and (ii) amend the outstanding stock options granted under the Company’s 1992 Incentive Stock Plan, as amended, and 2001 Stock Option Plan, as amended, that have an exercise price of $20 or higher per share by reducing the number of shares subject to each such option by one-half and changing the exercise price of each such option to the closing price of the Company’s common stock on the Nasdaq National Market on the replacement grant date. The Offer to Exchange and Amend expires at 4:00 p.m. PDT on September 25, 2006 unless extended.
     Holders of eligible options should carefully read the Company’s Offer to Exchange Certain Outstanding Options to Purchase Common Stock under the 2003 Incentive Stock Plan, as amended, and Amend Certain Outstanding Options to Purchase Common Stock under the 1992 Incentive Stock Plan, as amended, and 2001 Stock Option Plan, as amended, Form of Election Concerning Exchange or Amendment of Stock Options and related materials filed as exhibits to the Schedule TO because they contain important information related to the Offer to Exchange and Amend.
     The full text of the press release issued in connection with the Offer to Exchange and Amend is filed as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) EXHIBITS. The following exhibit is filed herewith:

Exhibit
Number	Description of Exhibit
99.1	Press Release dated August 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROCRINE BIOSCIENCES, INC.
Dated: August 25, 2006	/s/ Paul W. Hawran
Paul W. Hawran
Executive Vice President and Chief Financial Officer